Exhibit (a)(1)(B)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

OF

AMPRIUS TECHNOLOGIES, INC.

May 13, 2024

THE OFFER TO EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 5:00 P.M. (EASTERN TIME) ON JUNE 11, 2024, UNLESS THE OFFER PERIOD IS EXTENDED.

In this Offer to Exercise, we refer to Amprius Technologies, Inc., a Delaware corporation, as “we,” “us,” “Amprius” or the “Company,” and eligible holders of outstanding warrants as “you.”

As of May 8, 2024, the Company had outstanding (i) public warrants (the “Public Warrants”) to purchase up to (i) 29,268,236 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which were initially issued as part of units in the Company’s initial public offering (“IPO”), (ii) private warrants (the “Private Warrants” and together with the Public Warrants, the “Offering Warrants”) to purchase up to 16,400,000 shares of Common Stock, of which 16,000,000 were issued in a private placement prior to the IPO and 400,000 were issued upon the conversion of working capital loans, and (iii) private placement warrants (the “PIPE Warrants”) to purchase up to 2,052,500 shares of Common Stock. Each of the Offering Warrants is exercisable at a price of $11.50 per Offering Warrant, and each of the PIPE Warrants is exercisable at a price of $12.50 per PIPE Warrant. No fractional shares of Common Stock are issuable upon exercise of the Offering Warrants. If a holder of Offering Warrants would be entitled to receive a fractional Offering Warrant, the Company must round down to the nearest whole number the number of Offering Warrants to be issued to such holder.

The Company is offering the holders of the Offering Warrants, but not the holders of the PIPE Warrants, upon the terms and subject to the conditions set forth herein, the opportunity to exercise for cash (and not on a cashless basis) the Offering Warrants at a temporarily reduced exercise price of $1.10 per Offering Warrant (the “Offer to Exercise”). There is no minimum participation requirement with respect to the Offer to Exercise.

The Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent for the Offering Warrants, entered into an amendment to the warrant agreement governing the Offering Warrants (the “Offering Warrant Agreement”), pursuant to which the cash exercise price of the Offering Warrants is temporarily reduced to $1.10 per Offering Warrant for the period that begins on May 13, 2024, which is the date the materials relating to this Offer to Exercise are first being sent to the holders of the Offering Warrants, and ends at 5:00 p.m. (Eastern Time) on June 11, 2024, as the same may be extended by the Company in its sole discretion (the “Expiration Date”). Notwithstanding the temporary reduction of the exercise price of the Offering Warrants, during the offer period, holders of Offering Warrants may exercise such Offering Warrants at the initial exercise price of $11.50 per Offering Warrant following the procedures set forth in the Warrant Agreement, dated as of March 1, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as amended, and instruct Continental Stock Transfer & Trust Company, as the depositary agent and our warrant and transfer agent (the “Depositary Agent”), to issue the shares purchased pursuant to such Offering Warrant to you or your broker or nominee in book-entry form. Other than as set forth above, the terms of the Offering Warrants will remain unmodified and in full force and effect. At the Expiration Date, the exercise price of the Offering Warrants will return to the current exercise price of $11.50 per Offering Warrant.

The Offer to Exercise is conditioned on the Company having in place one or more effective registration statements under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of, among other things, the offering of the shares upon exercise of the Offering Warrants, at the reduced cash exercise price of $1.10 per Offering Warrant (the “Registration Statement Condition”). The Company has effective registration statements on Form S-3 (File Nos. 333-267683 and 333-271149) (the “Registration Statements” and, each, a “Registration Statement”) relating to, among other things, the offering of the issuance of shares upon exercise of the applicable Offering Warrants, and has filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement to each Registration Statement (each, a “Supplement”) that covers the exercise of the applicable Offering Warrants at the reduced cash exercise price of $1.10 per Offering Warrant. Accordingly, the Registration Statements, each as supplemented by the applicable Supplement, reflect the terms of the Offering Warrants as modified by this Offer to Exercise.

The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remain effective. If either Registration Statement ceases to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 6: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because either Registration Statement ceases to be effective, the Company will return any tendered Offering Warrants promptly following such expiration, termination or withdrawal.

The purpose of the Offer to Exercise is to encourage the exercise for cash of the Offering Warrants by temporarily reducing the exercise price, which will provide funds to the Company for working capital, including to partially fund the Company’s development plans, and general corporate purposes. If all of the outstanding Offering Warrants, except for the 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, that Mr. Mirro has waived his rights to participate in the Offer to Exercise for (please see “Description of the Offer to Exercise — Section 15: Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise; Transactions and Arrangements Concerning the Company’s Securities” below), are exercised for cash at the temporarily reduced exercise price, the Company would receive gross proceeds of approximately $50 million from such exercises. Please see “Description of the Offer to Exercise — Section 1: Purposes of the Offer to Exercise and Use of Proceeds; Plans or Proposals” below for a description of the purposes of the Offer to Exercise.

You may elect to participate in the Offer to Exercise with respect to some, all or none of your Offering Warrants. If you choose not to participate in the Offer to Exercise, your Offering Warrants will remain in effect, with an exercise price of $11.50 per share, following the Expiration Date.

The Offer to Exercise is not being made to, nor will tenders be accepted from or on behalf of, holders of Offering Warrants residing in any jurisdiction in which the making of the Offer to Exercise or acceptance thereof would not be in compliance with the laws of that jurisdiction.

The period during which the Offering Warrants may be exercised for cash at a temporarily reduced price of $1.10 per Offering Warrant, pursuant to this Offer to Exercise, will commence on May 13, 2024 (the date the materials relating to the Offer to Exercise are first being sent to the holders) and run through the Expiration Date. If you properly tender (and do not validly withdraw) your Offering Warrants and the other Acceptance and Exercise Deliveries described below, on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your payment of the exercise price and your other Acceptance and Exercise Deliveries. NOTE THAT TENDERED OFFERING WARRANTS WILL NOT BE DEEMED EXERCISED UNTIL THE EXPIRATION DATE AND THEIR ACCEPTANCE BY THE COMPANY.

Subject to satisfaction of the Registration Statement Condition, the Company will issue shares of Common Stock at the temporarily reduced cash exercise price of $1.10 per Offering Warrant for all Offering Warrants that are validly tendered in accordance with the terms and conditions of the Offer to Exercise and the attached Election to Participate and Exercise Offering Warrants and that are not validly withdrawn. IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE OFFERING WARRANTS.

IMPORTANT PROCEDURES

This Offer to Exercise, together with the Election to Participate and Exercise Offering Warrants and the Notice of Withdrawal, constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Exercise and instructions as to how you can exercise for cash (and not on a cashless basis) an Offering Warrant at the temporarily reduced exercise price of $1.10 per Offering Warrant. You should read all of the materials carefully before you decide whether to participate in the Offer to Exercise and exercise an Offering Warrant during the offer period.

Valid Tender of Warrants

In order to participate in the Offer to Exercise and exercise for cash an Offering Warrant to receive the number of shares of Common Stock issuable therefor at the temporarily reduced exercise price of $1.10 per Offering Warrant, you must deliver, or instruct your broker or other nominee to deliver on your behalf, before the Expiration Date, all of the applicable “Acceptance and Exercise Deliveries” as follows:

(i)	if you hold your Offering Warrants electronically in “street name” through a broker or other nominee having an account with the Depository Trust Company (“DTC”), to DTC:

a.	book-entry warrant certificate(s) evidencing your Offering Warrants to be exercised for cash in connection with the Offer;

b.

an election to purchase, properly completed and executed by your broker or other nominee having an account with DTC, properly delivered to DTC in accordance with DTC’s procedures, or an agent’s message; and

c.

a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants you elect to exercise, which payment will be made through the nominee who holds your Offering Warrants; or

(ii)	if you are the holder of record of your Offering Warrants, to Continental Stock Transfer & Trust Company:

a.	a signed copy of the Election to Participate and Exercise Offering Warrants; and

b.

a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants you elect to exercise, in the form of a certified check payable to Continental Stock Transfer & Trust Company as agent for the Company, or by wire transfer to the Company’s escrow account at the Depositary Agent, as set forth in the Election to Participate and Exercise Offering Warrants; and

(iii)	any other documents required by the Election to Participate and Exercise Offering Warrants.

The Depositary Agent must receive all of the Acceptance and Exercise Deliveries on or before the Expiration Date.

OFFERING WARRANTS MAY BE EXERCISED ONLY IN WHOLE NUMBERS OF SHARES OF COMMON STOCK, AND NO FRACTIONAL SHARES OF COMMON STOCK ARE ISSUABLE UPON EXERCISE OF THE OFFERING WARRANTS. IF, UPON THE EXERCISE OF OFFERING WARRANTS, YOU WOULD BE ENTITLED TO RECEIVE A FRACTIONAL INTEREST IN A SHARE OF COMMON STOCK ANY RIGHT TO A FRACTIONAL SHARE OF COMMON STOCK WILL BE AUTOMATICALLY TERMINATED WITHOUT CONSIDERATION TO YOU AND THE COMPANY WILL, UPON EXERCISE, ROUND DOWN TO THE NEAREST WHOLE NUMBER THE NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED TO YOU.

Method of Delivery

For purposes of the Offer to Exercise, any financial institution that is a participant in DTC’s system may, upon instruction from a holder of Offering Warrants, cause such Offering Warrants to be exercised by delivering on behalf of the holder thereof, to DTC before the Expiration Date (i) book-entry warrant certificate(s) evidencing the Offering Warrants to be exercised in connection with the Offer, (ii) an election to purchase, properly completed and executed by the holder’s broker or other nominee having an account with DTC, properly delivered to DTC in accordance with DTC’s procedures, or an agent’s message, and (iii) a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants the holder elects to exercise for cash, which payment will be made through the nominee who holds such Offering Warrants to be exercised.

Acceptance and Withdrawal of Offer

If you properly tender (and do not validly withdraw) your Offering Warrants and the other Acceptance and Exercise Deliveries on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your payment of the cash exercise price and your other Acceptance and Exercise Deliveries and direct Continental Stock Transfer & Trust Company, as the Depositary Agent and our warrant and transfer agent, to issue and deliver to you the number of shares of Common Stock issuable under your Offering Warrant at the temporarily reduced cash exercise price of $1.10 per Offering Warrant. Offering Warrants may be exercised only in whole numbers of shares of Common Stock and no fractional shares of Common Stock are issuable upon exercise of the Offering Warrants. If, upon the exercise of Offering Warrants, you would be entitled to receive a fractional interest in a share of Common Stock any right to a fractional share of Common Stock will be automatically terminated without consideration to you and the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to you. Please see “Description of the Offer to Exercise — Section 7: Procedure for Participating in Offer to Exercise and Exercising Offering Warrants” below.

If you change your mind and do not want to participate in the Offer to Exercise, you may withdraw your participation in the Offer to Exercise or direct your broker or other nominee to withdraw your participation in the Offer to Exercise on your behalf. In order to rescind previously tendered Offering Warrants, prior to the Expiration Date, your broker or other nominee may rescind the instruction previously transmitted through the book-entry transfer system, or you or your broker or other nominee may submit a Notice of Withdrawal to the Depositary Agent by first-class mail delivery to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004, or by hand delivery or overnight courier to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004. Such withdrawal by you or your broker or other nominee must be properly completed and received by the Depositary Agent on or prior to the Expiration Date, provided that you or your broker or other nominee may also make such withdrawal after July 10, 2024, which is the 40th business day from commencement of the Offer to Exercise, if your Offering Warrants and other Acceptance and Exercise Deliveries have not been accepted by us prior to that date. If you properly and timely withdraw your exercise, we will promptly: (i) return your Offering Warrants, through return of your book-entry transfer to the account associated with your Election to Participate and Exercise Offering Warrants, and (ii) return the cash paid by you, or on your behalf, to exercise your Offering Warrant to the account associated with your Election to Participate and Exercise Offering Warrants, without interest thereon or deduction therefrom.

Additional Information

If you have any question or need assistance, you should contact D.F. King & Co., Inc., which is acting as Information Agent for the Offer to Exercise. The Information Agent may be reached at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call: (212) 434-0035

Call Toll-Free: (866) 342-4883

Email: ampx@dfking.com

You may contact Continental Stock Transfer & Trust Company, which is acting as the Company’s Depositary Agent for the Offer to Exercise, at:

Continental Stock Transfer & Trust Company

Attn: Corporate Action

1 State Street, 30th Floor

New York, New York 10004

Telephone: 800-509-5586

Email: reorg+amprius@continentalstock.com

or by hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company

Attn: Corporate Action

1 State Street, 30th Floor

New York, New York 10004

Telephone 800-509-5586

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

(800) 425-8803

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF OFFERING WARRANTS. DISTRIBUTION OF THIS OFFER TO EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS

v

IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

THE COMPANY HAS FILED WITH THE SEC REGISTRATION STATEMENTS THAT, EACH AS SUPPLEMENTED BY THE APPLICABLE SUPPLEMENT, COLLECTIVELY REGISTER, AMONG OTHER THINGS, THE OFFER AND SALE OF THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE FOR CASH OF OFFERING WARRANTS AT THE TEMPORARILY REDUCED EXERCISE PRICE AVAILABLE UNDER THE OFFER TO EXERCISE. SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD, NOR MAY OFFERS TO BUY OR EXERCISE BE ACCEPTED, EXCEPT PURSUANT TO SUCH EFFECTIVE REGISTRATION STATEMENTS. SUCH SHARES MAY ONLY BE OFFERED BY MEANS OF THE APPLICABLE PROSPECTUS (AS DEFINED BELOW) INCLUDED IN THE APPLICABLE REGISTRATION STATEMENT, AS SUPPLEMENTED BY THE APPLICABLE SUPPLEMENT, COPIES OF WHICH MAY BE OBTAINED FREE OF CHARGE AT WWW.SEC.GOV OR BY CONTACTING THE COMPANY AT (800) 425-8803. THESE PROSPECTUSES (AS DEFINED BELOW), EACH AS SUPPLEMENTED BY THE APPLICABLE SUPPLEMENT, CONTAIN IMPORTANT INFORMATION ABOUT THE OFFERING WARRANTS, AS MODIFIED IN THE MANNER DESCRIBED IN THE OFFER TO EXERCISE, AND THE SECURITIES UNDERLYING SUCH OFFERING WARRANTS.

THE DATE OF THIS OFFER TO EXERCISE IS MAY 13, 2024.

TABLE OF CONTENTS

SUMMARY OF TERMS	1
ABOUT THIS OFFER TO EXERCISE	8
RISK FACTORS	9
DESCRIPTION OF THE OFFER TO EXERCISE	11
SECTION 1. PURPOSES OF THE OFFER TO EXERCISE AND USE OF PROCEEDS; PLANS OR PROPOSALS	11
SECTION 2. ELIGIBLE WARRANTS	12
SECTION 3. EXPIRATION DATE	12
SECTION 4. TERMS OF OFFERING WARRANTS	12
SECTION 5. CONDITIONS TO THE OFFER TO EXERCISE	13
SECTION 6. EXTENSION OF OFFER TO EXERCISE PERIOD; TERMINATION; AMENDMENTS	14
SECTION 7. PROCEDURE FOR PARTICIPATING IN OFFER TO EXERCISE AND EXERCISING OFFERING WARRANTS	14
SECTION 8. MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES	16
SECTION 9. WITHDRAWAL RIGHTS	16
SECTION 10. REGISTRATION OF THE EXERCISE OF THE OFFERING WARRANTS	17
SECTION 11. TRADING MARKET AND PRICE RANGE OF PUBLIC WARRANTS AND COMMON STOCK	17
SECTION 12. SOURCE AND AMOUNT OF FUNDS	17
SECTION 13. CERTAIN INFORMATION CONCERNING THE COMPANY	18
SECTION 14. HISTORICAL FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY	18
SECTION 15. INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND POTENTIALLY AFFILIATED PERSONS IN THE OFFER TO EXERCISE; TRANSACTIONS AND ARRANGEMENTS CONCERING THE COMPANY’S SECURITIES	18
SECTION 16. LEGAL MATTERS AND REGULATORY APPROVALS	19
SECTION 17. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	19
SECTION 18. ACCOUNTING TREATMENT	24
SECTION 19. FEES AND EXPENSES	25
SECTION 20. TRANSFERS	25
SECTION 21. ADDITIONAL INFORMATION	26
SECTION 22. INFORMATION REQUESTS	27

SUMMARY OF TERMS

Issuer:	Amprius Technologies, Inc., a Delaware corporation, with principal executive offices at 1180 Page Avenue, Fremont, California 94538. The Company’s telephone number is (800) 425-8803.

Eligible Warrants:

Public Warrants to purchase up to 29,268,236 shares of Common Stock, which were initially issued as part of units in the IPO, and Private Warrants to purchase up to 16,400,000 shares of Common Stock, of which 16,000,000 were issued in a private placement prior to the IPO and 400,000 were issued upon the conversion of working capital loans.

The PIPE Warrants are not eligible to be exercised at the reduced exercise price.

Please see “Description of the Offer to Exercise — Section 2: Eligible Warrants” below.

Ineligible Warrants:	PIPE Warrants to purchase up to 2,052,500 shares of Common Stock.

Expiration Date:	5:00 p.m. (Eastern Time) on June 11, 2024, as may be extended by the Company in its sole discretion.

Modified Exercise Price of Offering Warrants:

The Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent for the Offering Warrants, entered into an amendment to the Offering Warrant Agreement, pursuant to which the exercise price for cash (and not on a cashless basis) of the Offering Warrants is temporarily reduced to $1.10 per Offering Warrant for the period that begins on May 13, 2024 and ends on the Expiration Date. Except as set forth above all other terms of the Offering Warrants will remain the same.

Please see “Description of the Offer to Exercise — Section 4: Terms of Offering Warrants” below.

Partial Participation Permitted:

You may elect to participate in the Offer to Exercise with respect to some, all or none of your Offering Warrants. Offering Warrants may be exercised only in whole numbers of shares of Common Stock for cash, and no fractional shares of Common Stock are issuable upon exercise of the Offering Warrants.

If you elect to participate in the Offer to Exercise with respect to less than all of your Offering Warrants, then the number of Offering Warrants that you elect to exclude from the Offer to Exercise will have an exercise price of $11.50 per Offering Warrant. Additionally, if you elect to participate in the Offer to Exercise with respect to less than all of your Offering Warrants, then a notation shall be made in the records maintained by Continental Stock Transfer & Trust Company or DTC, as applicable, for the number of Offering Warrants that you elect to exclude from the Offer to Exercise.

Transfers:	The Public Warrants, but not the Private Warrants, are listed for trading on the New York Stock Exchange (the “NYSE”). For holders of record of the Offering Warrants, the Offering Warrant Agreement provides that a holder may transfer the Offering Warrants to a third party upon surrender of such warrant to Continental Stock Transfer & Trust Company, as the Depositary Agent and our warrant and transfer agent, together with appropriate signatures and instructions for transfer. Any holder of record of an Offering Warrant who desires to effect a transfer should present the Offering Warrant to Continental Stock Transfer & Trust Company in the manner set forth in the Offering Warrant Agreement. If you hold your Offering Warrants electronically in “street name” through a broker or other nominee, please contact your nominee about the procedures for transferring your warrants.

Conditions:

The Offer to Exercise is conditioned on the Company having in place one or more effective registration statements under the Securities Act covering the registration of, among other things, the offering of the shares upon exercise of the Offering Warrants at the reduced cash exercise price of $1.10 per Offering Warrant. In this Offer to Exercise, we refer to this condition as the “Registration Statement Condition.” The Company has effective Registration Statements for the issuance of shares upon exercise of the applicable Offering Warrants, and has filed with the SEC the applicable Supplement to each Registration Statement that covers the exercise of such warrants at the reduced cash exercise price of $1.10 per Offering Warrant. Accordingly, the Registration Statements, each as supplemented by the applicable Supplement, reflect the terms of the Offering Warrants as modified by this Offer to Exercise.

The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remain effective. If either Registration Statement ceases to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 6: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because either Registration Statement ceases to be effective, the Company will return any tendered Offering Warrants promptly following such expiration, termination or withdrawal.

In addition, we are not making this Offer to Exercise to, nor will we accept any Election to Participate and Exercise Offering Warrants from or on behalf of, Offering Warrant holders in any state where the Company is prohibited from making the Offer to Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

In order to participate in the Offer to Exercise, you must elect to exercise for cash (and not on a cashless basis) your Offering Warrant, which will be deemed to be exercised immediately following the Expiration Date should you choose to participate in the Offer to Exercise, and follow the procedures set forth in “Description of the Offer to Exercise — Section 7: Procedure for Participating in Offer to Exercise and Exercising Offering Warrants” below.

Subject to the conditions of the Offer to Exercise, we will accept any and all of the Offering Warrants validly tendered and not validly withdrawn.

Please see “Description of the Offer to Exercise — Section 5: Conditions to the Offer to Exercise” below.

Future Amendments to the Offer to Exercise:	If we materially change the terms of the Offer to Exercise, we will extend the Expiration Date to the extent required under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How to Participate in the Offer to Exercise:	In order to participate in the Offer to Exercise and exercise an Offering Warrant to receive the number of shares of Common Stock issuable therefor at the temporarily reduced cash exercise price of $1.10 per Offering Warrant, you must deliver, or instruct your broker or other nominee to deliver on your behalf, before the Expiration Date, all of the applicable Acceptance and Exercise Deliveries as follows:

(i) if you hold your Offering Warrants electronically in “street name” through a broker or other nominee having an account with the Depository Trust Company (“DTC”), to DTC:

a.   book-entry warrant certificate(s) evidencing your Offering Warrants to be exercised for cash in connection with the Offer;

b.  an election to purchase, properly completed and executed by your broker or other nominee having an account with DTC, properly delivered to DTC in accordance with DTC’s procedures, or an agent’s message; and

c.   a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants you elect to exercise, which payment will be made through the nominee who holds your Offering Warrants; or

(ii)  if you are the holder of record of your Offering Warrants to the Depositary Agent:

a.   a signed copy of the Election to Participate and Exercise Offering Warrants; and

b.  a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants you elect to exercise for cash, in the form of a certified check payable to Continental Stock Transfer & Trust Company, as the Depositary Agent and our warrant and transfer agent, or by wire transfer to the Company’s escrow account at the Depositary Agent, as set forth in the Election to Participate and Exercise Offering Warrants and

(iii)  any other documents required by the Election to Participate and Exercise Offering Warrants.

Each of the Acceptance and Exercise Deliveries must be properly delivered by you or your broker or nominee, before the Expiration Date, to the Depositary Agent by physical delivery to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004, or by hand delivery or overnight courier to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004. If you hold your Offering Warrants electronically in “street name,” you must direct your broker or other nominee to deliver your Offering Warrants to the Depositary Agent via book-entry transfer.

Please see “Description of the Offer to Exercise — Section 7: Procedure for Participating in Offer to Exercise and Exercising Offering Warrants” below.

Manner of Acceptance of Payment:

If you properly tender (and do not validly withdraw) your Offering Warrants and the other Acceptance and Exercise Deliveries on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your cash payment of the exercise price and your other Acceptance and Exercise Deliveries and direct Continental Stock Transfer & Trust Company, as the Depositary Agent and our warrant and transfer agent, to issue and deliver to you the number of shares of Common Stock issuable under your Offering Warrant promptly following the Expiration Date at the temporarily reduced cash exercise price of $1.10 per Offering Warrant.

Please see “Description of the Offer to Exercise — Section 8: Manner of Acceptance of Payment and Issuance of Shares” below.

Withdrawal Rights:

If you change your mind and do not want to participate in the Offer to Exercise, you or your nominee (as applicable) may withdraw your tender of Offering Warrants at any time prior to the Expiration Date by notifying the Depositary Agent. Please see “Description of the Offer to Exercise — Section 9: Withdrawal Rights” below.

Following the Expiration Date, you cannot withdraw your Election to Participate and Exercise Offering Warrants, unless we have not accepted your tendered Offering Warrants and other Acceptance and Exercise Deliveries by July 10, 2024, which is the 40th business day from the commencement of the Offer to Exercise, in which case you may change your mind and withdraw your tender after July 10, 2024.

If you properly and timely withdraw your exercise, we will promptly: (i) return your Offering Warrants, through return of your book-entry transfer to the account associated with your Election to Participate and Exercise Offering Warrants, and (ii) return the cash paid by you, or on your behalf, to exercise your Offering Warrant to the account associated with your Election to Participate and Exercise Offering Warrants, without interest thereon or deduction therefrom.

Purpose of the Offer to Exercise and Use of Proceeds:

The purpose of the Offer to Exercise is to encourage the exercise for cash (and not on a cashless basis) of the Offering Warrants by temporarily reducing the exercise price. If all of the outstanding Offering Warrants, except for the 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, that Mr. Mirro has waived his rights to participate in the Offer to Exercise for (please see “Description of the Offer to Exercise — Section 15: Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise; Transactions and Arrangements Concerning the Company’s Securities” below), are exercised for cash at the temporarily reduced exercise price, the Company would receive gross proceeds of approximately $50 million from such exercises. The Company intends to use the proceeds from the exercise of the Offering Warrants for working capital, including to partially fund the Company’s development plans, and general corporate purposes.

Please see “Description of the Offer to Exercise — Section 1: Purposes of the Offer to Exercise and Use of Proceeds; Plans or Proposals” below for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Offering Warrants.

Plans or Proposals:

Offering Warrants that are exercised by the holders thereof pursuant to the Offer to Exercise will cease to exist. Any Offering Warrants that are not exercised by the Expiration Date will remain outstanding and will allow for exercise by their holders at the original exercise price of $11.50 per Offering Warrant until the original expiration date of the applicable Offering Warrants.

No plans or proposals described in this Offer to Exercise or in any materials sent to the holders of the Offering Warrants in connection with this Offer to Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any holder of Offering Warrants who elects to exercise for cash such holder’s Offering Warrants will acquire additional shares of Common Stock as a result of such exercise. As of May 8, 2024, the Company had 94,472,655 shares of Common Stock outstanding. The Offering Warrants outstanding as of May 8, 2024, consisting of 29,268,236 Public Warrants and 16,400,000 Private Warrants, are exercisable for an aggregate of

45,668,236 shares of Common Stock. Assuming all such Offering Warrants are exercised for cash and excluding the 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, that Mr. Mirro has waived his rights to participate in the Offer to Exercise for (please see “Description of the Offer to Exercise — Section 15: Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise; Transactions and Arrangements Concerning the Company’s Securities” below), the Company’s outstanding shares of Common Stock would increase to 139,940,891 shares, with the shares issuable upon exercise of the Offering Warrants (excluding those held directly by Mr. Mirro) representing approximately 32.5% of the then-outstanding shares of Common Stock. In such event, the Company would receive gross proceeds of approximately $50 million from the exercises at the temporarily reduced exercise price. Please see “Description of the Offer to Exercise — Section 2: Eligible Warrants.”

Registration of the Exercise of the Offering Warrants:	The Company has effective Registration Statements that, each as supplemented by the applicable Supplement, collectively cover the offering of the shares upon exercise of the Offering Warrants at the reduced cash exercise price of $1.10 per Offering Warrant. Accordingly, the Registration Statements, each as supplemented by the applicable Supplement, reflect the terms of the Offering Warrants as modified by this Offer to Exercise. The shares of Common Stock underlying the Offering Warrants may not be sold, nor may offers to buy or exercise be accepted, except pursuant to such effective Registration Statements. Such securities may only be offered by means of the applicable prospectus (each, a “Prospectus” and together, the “Prospectuses”) included in such Registration Statements, each as supplemented by the applicable Supplement, copies of which may be obtained (when available) free of charge at www.sec.gov or by contacting the Company at (800) 425-8803. The Prospectuses, each as supplemented by the applicable Supplement, contain important information about the Offering Warrants, as modified in the manner described in the Offer to Exercise, and the securities underlying such Offering Warrants. The continuing effectiveness of the Registration Statements, each as supplemented by the applicable Supplement, is a condition to the Offer to Exercise.

Taxes:	We recommend that you consult with your own tax advisor with regard to the possibility of any U.S. federal, state, local or other tax consequences of the Offer to Exercise. Please see “Description of the Offer to Exercise — Section 17: Material U.S. Federal Income Tax Consequences” below for a discussion of the material U.S. federal income tax consequences of participating in the Offer to Exercise.

Fees and Expenses:

The Company has retained Continental Stock Transfer & Trust Company to act as Depositary Agent.

The Company has also retained Lincoln International LLC (“Lincoln International”) as a financial advisor to the Company’s board of directors in connection with the Offer to Exercise. Lincoln International will receive a fee of $175,000. In addition, the Company agreed to reimburse certain of Lincoln International’s expenses, and to indemnify Lincoln International against certain liabilities that may arise out of Lincoln International’s engagement. Lincoln International’s advice to the Company’s board of directors regarding pricing considerations related to the Offer to Exercise does not constitute a recommendation to you as to whether or not you should participate in or accept the Offer to Exercise.

The Company has also retained D.F. King as the information agent (the “Information Agent”). The Company expects that the Information Agent will use reasonable commercial efforts to contact holders of the Offering Warrants by mail, telephone, facsimile or other electronic means and communicate the terms and deadlines for participation in the Offer to Exercise. The Information Agent will receive a fee of $18,000, plus $1,000 for each extension of the offer period, if any, plus $5.00 per each inbound and outbound call made or received by the Information Agent regarding the Offer to Exercise. In addition, the Company expects to reimburse the Information Agent for reasonable out-of-pocket expenses, and will be indemnified by the Company against certain claims and expenses that arise out of the performance of their services. The Company also may retain one or more warrant solicitation agents for the Offer to Exercise. If retained, the Company expects that any warrant solicitation agent will use reasonable commercial efforts to contact holders of the Offering Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Exercise. Any warrant solicitation agent may receive a fee equal to a percentage of the cash exercise prices paid by holders of the Offering Warrants who participate in the Offer to Exercise. In addition, the Company expects to reimburse any warrant solicitation agent for its reasonable out-of-pocket expenses and attorney’s fees, up to a set maximum amount. The Company may also agree to indemnify any warrant solicitation agent against certain liabilities in connection with the Offer to Exercise, including certain liabilities under the federal securities laws.

The Company may also use the services of its officers and employees to solicit holders of the Offering Warrants to participate in the Offer to Exercise without additional compensation.

Interests of Directors, Executive Officers and Potentially Affiliated Persons:

To the knowledge of the Company, based on reasonable inquiry, none of our directors, executive officers and other Potentially Affiliated Persons (defined below), and each known associate and majority-owned subsidiary of those persons, beneficially own any Offering Warrants, except for 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, and 4,700,000 Offering Warrants held by Kensington Capital Partners, LLC, which Mr. Mirro is the managing member of, each as of May 8, 2024, which represent 0.4% and 10.3% of the then-outstanding Offering Warrants, respectively. Mr. Mirro has agreed to waive his rights to participate in the Offer to Exercise with respect to the 200,000 Offering Warrants directly held by him. Kensington Capital Partners, LLC will be entitled to participate in the Offer to Exercise on the same terms and conditions as the other holders of Offering Warrants

As disclosed in our proxy statement filed with the SEC on April 25, 2024, Kensington Capital Partners, LLC beneficially owned approximately 7.5% of our capital stock as of March 31, 2024, which consisted of (i) 2,067,142 shares of Common Stock, (ii) 4,700,000 shares of Common Stock issuable upon the exercise of Private Warrants, and (iii) 111,000 shares of Common Stock issuable upon the exercise of PIPE Warrants. As of May 8, 2024, the Company had 94,472,655 shares of Common Stock outstanding. Assuming that all of the Offering Warrants, including those held by Kensington Capital Partners, LLC but excluding those held directly by Mr. Mirro, are exercised, the Company’s outstanding shares of Common Stock as of May 8, 2024 would have increased to 139,940,891 shares and Kensington Capital Partners, LLC would beneficially own approximately 4.8% of our outstanding shares of Common Stock.

Please see “Description of the Offer to Exercise — Section 15: Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise; Transactions and Arrangements Concerning the Company’s Securities” below.

Additional Information:

This Offer to Exercise is part of a Tender Offer Statement on Schedule TO (the “Schedule TO”) that we have filed with the SEC. This Offer to Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Offering Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC, including the applicable Prospectus included in the Registration Statements, each as supplemented by the applicable Supplement, before making a decision on whether to participate in the Offer to Exercise.

The board of directors of the Company recognizes that the decision to participate in the Offer to Exercise is an individual one that should be based on a variety of factors. The holders of the Offering Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 13 of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Exercise and the Registration Statements, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Information Requests:

Please direct questions or requests for assistance regarding this Offer to Exercise, Election to Consent Participate and Exercise Warrant, and Notice of Withdrawal or other materials, to the Information Agent at the following telephone or email address:

D.F. King
Banks and Brokers Call: (212) 434-0035
Call Toll-Free: (866) 342-4883
Email: ampx@dfking.com

You may contact Continental Stock Transfer & Trust Company, which is acting as the Company’s Depositary Agent for the Offer to Exercise, at:

Continental Stock Transfer & Trust Company
Attn: Corporate Action

1 State Street, 30th Floor

New York, New York 10004
Telephone: 800-509-5586

Email: reorg+amprius@continentalstock.com

or by hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company
Attn: Corporate Action

1 State Street, 30th Floor

New York, New York 10004
Telephone: 800-509-5586

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

Amprius Technologies, Inc.
1180 Page Avenue
Fremont, California 94538
Telephone: (800) 425-8803

ABOUT THIS OFFER TO EXERCISE

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO EXERCISE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO EXERCISE AND, IF PROVIDED, SUCH INFORMATION MUST NOT BE RELIED UPON.

ALTHOUGH A MAJORITY OF OUR DIRECTORS WHO DO NOT HOLD ANY OFFERING WARRANTS AS OF THE DATE OF THIS OFFER TO EXERCISE (THE “DISINTERESTED DIRECTORS”) HAVE APPROVED THE OFFER TO EXERCISE, NEITHER THE COMPANY, NOR ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS, INCLUDING ANY INFORMATION AGENT OR WARRANT SOLICITATION AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ACCEPT THE OFFER TO EXERCISE. YOU SHOULD NOT CONSIDER THE BOARD OF DIRECTORS’ APPROVAL TO BE A RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER TO EXERCISE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO EXERCISE.

RISK FACTORS

Participating in the Offer to Exercise involves a number of risks and uncertainties, including those described below. This list and the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and Annual Report on Form 10-K for the year ended December 31, 2023, each filed with the SEC, highlight some of the material risks of participating in this Offer to Exercise. You should consider these risks carefully and are encouraged to speak with an investment and tax adviser as necessary before deciding whether to participate in the Offer to Exercise. In addition, we strongly urge you to read the sections in the Offer to Exercise discussing the tax consequences in the U.S. of participating in the Offer to Exercise, as well as the rest of the Offer to Exercise for a more in-depth discussion of the risks that may apply to you.

In addition, the Offer to Exercise and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements related to the Expiration Date and the use of proceeds. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the Offer to Exercise.

RISKS RELATED TO THE OFFER TO EXERCISE

Our board of directors makes no recommendation with regard to whether you should accept the Offer to Exercise.

Although a majority of the Disinterested Directors have approved the Offer to Exercise, neither we, nor our directors, officers, advisors or agents, including any information agent or warrant solicitation agent, make any recommendation as to whether holders of Offering Warrants should accept the Offer to Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Offering Warrants for purposes of negotiating the terms of the Offer to Exercise. We cannot assure you that the value of the shares of Common Stock issued upon exercise of the Offering Warrants will in the future equal or exceed the exercise price per share of the Offering Warrants. We do not take a position as to whether you should participate in the Offer to Exercise.

Because we do not have any formal commitments from any of our warrant holders to participate in this Offer to Exercise, the proceeds we receive from the exercise of Offering Warrants may be lower than currently anticipated.

We do not have any binding commitments from any of our warrant holders to participate in this Offer to Exercise and we cannot assure you that any of our warrant holders will participate in the Offer to Exercise with respect to all or any part of their Offering Warrants. Therefore, there is no certainty that any Offering Warrants will be exercised pursuant to this Offer to Exercise and, accordingly, the proceeds we receive from the exercise of the Offering Warrants, if any, may be lower than currently anticipated.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service regarding the income tax consequences of participation in the Offer to Exercise.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of amending the Offering Warrants and immediately cash exercising the amended warrants. You should consult with your own tax advisor with regard to the possibility of any U.S. federal, state, local or other tax consequences of the Offer to Exercise. Please see “Description of the Offer to Exercise — Section 17: Material U.S. Federal Income Tax Consequences” below.

If you choose to participate in the Offer to Exercise, you will be required to exercise your Offering Warrants for Common Stock, and will be subject to all the risks associated with being a stockholder of the Company and give up the time value attributable to your Offering Warrant.

If you choose to participate in the Offer to Exercise, you will be required to exercise for cash (and not on a cashless basis) your Offering Warrants prior to the Expiration Date. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of Common Stock. In addition, you will be giving up the time value attributable to your Offering Warrants by exercising the Offering Warrants prior to the original expiration date of your Offering Warrant.

We will have substantial discretion over the use of proceeds we receive from the exercise of Offering Warrants.

Our management will retain broad discretion over the use of proceeds from the Offer to Exercise. Please see “Description of the Offer to Exercise — Section 1: Purposes of the Offer to Exercise and Use of Proceeds; Plans or Proposals” below for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Offering Warrants. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Offering Warrants in a manner other than as described in this Offer to Exercise.

* * * * *

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Offer to Exercise contains forward-looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

DESCRIPTION OF THE OFFER TO EXERCISE

Pursuant to this Offer to Exercise, the Company is offering to holders of its Offering Warrants, with an exercise price of $11.50 per Offering Warrant, upon the terms and subject to the conditions set forth herein, an opportunity to exercise for cash (and not on a cashless basis) the Offering Warrants at a temporarily reduced cash exercise price of $1.10 per Offering Warrant. There is no minimum participation requirement with respect to the Offer to Exercise. This Offer to Exercise does not extend to the PIPE Warrants, which have an exercise price of $12.50 per PIPE Warrant.

The Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent for the Offering Warrants, entered into an amendment to the Offering Warrant Agreement, pursuant to which the cash exercise price of the Offering Warrants is temporarily reduced to $1.10 per Offering Warrant for the period that begins on May 13, 2024, which is the date the materials relating to this Offer to Exercise are first being sent to the holders of the Offering Warrants, and ends at 5:00 p.m. (Eastern Time) on the Expiration Date, as may be extended by the Company in its sole discretion. Other than as set forth above, the terms of the Offering Warrants will remain unmodified and in full force and effect.

The Offer to Exercise is conditioned on the Company having in place one or more effective registration statements under the Securities Act covering the registration of, among other things, the offering of the shares upon exercise of the Offering Warrants, at the reduced cash exercise price of $1.10 per Offering Warrant. In this Offer to Exercise, we refer to this condition as the “Registration Statement Condition.” The Company has effective Registration Statements relating to, among other things, the offering of shares upon exercise of such warrants, and has filed with the SEC the applicable Supplement to each of the Registration Statements that covers the exercise of the applicable Offering Warrants at the reduced cash exercise price of $1.10 per Offering Warrant. Accordingly, the Registration Statements, each as supplemented by the applicable Supplement, reflect the terms of the Offering Warrants as modified by this Offer to Exercise.

The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remain effective. If either Registration Statement ceases to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 6: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because either Registration Statement ceases to be effective, the Company will return any tendered Offering Warrants promptly following such expiration, termination or withdrawal.

The Offer to Exercise is not being made to, nor will tenders be accepted from or on behalf of, holders of Offering Warrants residing in any jurisdiction in which the making of the Offer to Exercise or acceptance thereof would not be in compliance with the laws of that jurisdiction.

SECTION 1. PURPOSES OF THE OFFER TO EXERCISE AND USE OF PROCEEDS; PLANS OR PROPOSALS

Purpose of the Offer to Exercise and Use of Proceeds

The purpose of the Offer to Exercise is to encourage the exercise for cash (and not on a cashless basis) of the Offering Warrants by temporarily reducing the cash exercise price. If all of the outstanding Offering Warrants, except for the 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, that Mr. Mirro has waived his rights to participate in the Offer to Exercise for (please see “Description of the Offer to Exercise — Section 15: Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise; Transactions and Arrangements Concerning the Company’s Securities” below), are exercised for cash at the temporarily reduced exercise price, the Company would receive gross proceeds of approximately $50 million from such exercises. The Company intends to use the proceeds from exercise for cash of the Offering Warrants for working capital, including to partially fund the Company’s development plans, and general corporate purposes.

Plans or Proposals

Offering Warrants that are exercised by the holders thereof pursuant to the Offer to Exercise will cease to exist. Any Offering Warrants that are not exercised by the Expiration Date will remain outstanding and will allow for exercise by their holders at the original exercise price of $11.50 per Offering Warrant until the original expiration date of the applicable Offering Warrants.

No plans or proposals described in this Offer to Exercise or in any materials sent to the holders of the Offering Warrants in connection with this Offer to Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except as follows:

Any holder of Offering Warrants who elects to exercise such holder’s Offering Warrants will acquire shares of Common Stock as a result of such exercise. As of May 8, 2024, the Company had 94,472,655 shares of Common Stock outstanding. The Offering Warrants outstanding as of May 8, 2024, consisting of 29,268,236 Public Warrants and 16,400,000 Private Warrants, are exercisable for an aggregate of 45,668,236 shares of Common Stock. Assuming all such Offering Warrants are exercised for cash and excluding the 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, that Mr. Mirro has waived his rights to participate in the Offer to Exercise for (please see “Description of the Offer to Exercise — Section 15: Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise; Transactions and Arrangements Concerning the Company’s Securities” below), the Company’s outstanding shares of Common Stock would increase to 139,940,891 shares, with the shares issuable upon exercise of the Offering Warrants (excluding those held directly by Mr. Mirro) representing approximately 32.5% of the then-outstanding shares of Common Stock. In such event, the Company would receive gross proceeds of approximately $50 million from the exercises at the temporarily reduced exercise price. Please see “Description of the Offer to Exercise — Section 2: Eligible Warrants” below.

SECTION 2. ELIGIBLE WARRANTS

Offering Warrants

The Offering Warrants that are subject to the Offer to Exercise consist of 29,268,236 Public Warrants and 16,400,000 Private Warrants, each of which has an exercise price of $11.50 per Offering Warrant. The PIPE Warrants, which are exercisable at a price of $12.50 per PIPE Warrant, are not subject to the Offer to Exercise.

SECTION 3. EXPIRATION DATE

The Offer to Exercise will be open through 5:00 p.m. (Eastern Time) on June 11, 2024, as may be extended by the Company in its sole discretion.

SECTION 4. TERMS OF OFFERING WARRANTS

In connection with the Offer to Exercise, the Company has approved a modification to the Offering Warrants, as described below:

Temporary Reduction in Exercise Price: The Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent for the Offering Warrants, entered into an amendment to the Offering Warrant Agreement, pursuant to which the exercise price for cash of the Offering Warrants is temporarily reduced to $1.10 per Offering Warrant for the period that begins on May 13, 2024, which is the date the materials relating to this Offer to Exercise are first being sent to the holders of Offering Warrants, and ends on the Expiration Date. Notwithstanding the temporary reduction of the exercise price of the Offering Warrants, during the offer period, holders of Offering Warrants may exercise such Offering Warrants at the initial exercise price of $11.50 per Offering Warrant following the procedures set forth in the Warrant Agreement, dated as of March 1, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as amended, and instruct Continental Stock Transfer & Trust Company to issue the shares purchased pursuant to such Offering Warrant to you or your broker or nominee in book-entry form.

Other Terms: Except as set forth above, all other terms of the Offering Warrants will be the same as the original terms of the Offering Warrants. Any Offering Warrants that are not exercised for cash by the Expiration Date will remain outstanding and will allow for exercise by their holders at the original exercise price of $11.50 per Offering Warrant until the original expiration date of the applicable Offering Warrants.

Partial Participation Permitted: You may elect to participate in the Offer to Exercise with respect to some, all or none of your Offering Warrants. Offering Warrants may be exercised only in whole numbers of shares of Common Stock and no fractional shares of Common Stock are issuable upon exercise of the Offering Warrants.

If you elect to participate in the Offer to Exercise with respect to less than all of your Offering Warrants, then a notation shall be made in the records maintained by Continental Stock Transfer & Trust Company or DTC, as applicable, for the number of Offering Warrants that you elect to exclude from the Offer to Exercise, with an exercise price of $11.50 per Offering Warrant.

SECTION 5. CONDITIONS TO THE OFFER TO EXERCISE

The Offer to Exercise is conditioned on the Company having in place one or more effective registration statements under the Securities Act covering the registration of, among other things, the offering of the shares upon exercise of the Offering Warrant. In this Offer to Exercise, we refer to this condition as the “Registration Statement Condition.” The Company has effective Registration Statements for the issuance of shares upon exercise of such warrants, and has filed with the SEC the applicable Supplement to each of the Registration Statements that covers the exercise of the applicable Offering Warrants at the reduced cash exercise price of $1.10 per Offering Warrant. Accordingly, the Registration Statements, each as supplemented by the applicable Supplement, reflect the terms of the Offering Warrants as modified by this Offer to Exercise.

The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remains effective. If either Registration Statement ceases to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 6: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because either Registration Statement ceases to be effective, the Company will return any tendered Offering Warrants promptly following such expiration, termination or withdrawal.

In addition, we are not making this Offer to Exercise to, nor will we accept any Election to Participate and Exercise Offering Warrants from or on behalf of, Offering Warrant holders in any state where the Company is prohibited from making the Offer to Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

In order to participate in the Offer to Exercise, you must elect to exercise for cash (and not on a cashless basis) your Offering Warrant, which will be deemed to be exercised immediately following the Expiration Date should you choose to participate in the Offer to Exercise, and follow the procedures set forth in “Description of the Offer to Exercise — Section 7: Procedure for Participating in Offer to Exercise and Exercising Offering Warrants” below.

Subject to the conditions of the Offer to Exercise, we will accept any and all of the Offering Warrants validly tendered and not validly withdrawn.

SECTION 6. EXTENSION OF OFFER TO EXERCISE PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date. In the event that the Company elects to extend the Expiration Date, it will issue a notice of such extension by press release or other public announcement, which notice will include the approximate number of Offering Warrants validly tendered pursuant to the Offer to Exercise based upon the Offering Warrants and other Acceptance and Exercise Deliveries received by the Company as of such date, and will be issued no later than 9:00 a.m. Eastern time on the next business day after the scheduled Expiration Date of the Offer to Exercise. There can be no assurance, however, that the Company will exercise its right to extend the Offer to Exercise.

Amendments to the Offer to Exercise will be made by written notice thereof to the holders of the Offering Warrants. Material changes to information previously provided to holders of the Offering Warrants in this Offer to Exercise or in documents furnished subsequent thereto will be disseminated to holders of Offering Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Exercise, materially amend the Offer to Exercise, the Company will ensure that the Offer to Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Exercise or the information concerning the Offer to Exercise, or it waives a material condition of the Offer to Exercise, the Company will extend the Offer to Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Exercise or information concerning the Offer to Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days), or any waiver of a material condition of the Offer to Exercise, will depend on the facts and circumstances, including the relative materiality of such terms, information or condition.

Under no circumstances will interest be paid on the temporarily reduced cash exercise price of the Offering Warrants in the Offer to Exercise, regardless of any extension of, or amendment to, the Offer to Exercise or any delay in issuing Common Stock upon the exercise of the Offering Warrants.

SECTION 7. PROCEDURE FOR PARTICIPATING IN OFFER TO EXERCISE AND EXERCISING OFFERING WARRANTS

Valid Tender of Warrants

In order to participate in the Offer to Exercise and exercise an Offering Warrant to receive the number of shares of Common Stock issuable therefor at the temporarily reduced cash exercise price of $1.10 per Offering Warrant, you must deliver, or instruct your broker or other nominee to deliver on your behalf, before the Expiration Date, all of the applicable Acceptance and Exercise Deliveries as follows:

(i)	if you hold your Offering Warrants electronically in “street name” through a broker or other nominee having an account with DTC, to DTC:

a.	book-entry warrant certificate(s) evidencing your Offering Warrants to be exercised for cash in connection with the Offer;

b.

an election to purchase, properly completed and executed by your broker or other nominee having an account with DTC, properly delivered to DTC in accordance with DTC’s procedures, or an agent’s message; and

c.

a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants you elect to exercise, which payment will be made through the nominee who holds your Offering Warrants; or

(ii)	if you are the holder of record of your Offering Warrants, to the Depositary Agent:

a.	a signed copy of the Election to Participate and Exercise Offering Warrants; and

b.

a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants you elect to exercise, in the form of a certified check payable to Continental Stock Transfer & Trust Company as agent for the Company, or by wire transfer to the Company’s escrow account at the Depositary Agent, as set forth in the Election to Participate and Exercise Offering Warrants and

(iii)	any other documents required by the Election to Participate and Exercise Offering Warrants.

Each of the Acceptance and Exercise Deliveries must be properly delivered by you or your broker or nominee, before the Expiration Date, to the Depositary Agent by first-class mail delivery to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004, or by hand delivery or overnight courier to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004. If you hold your Offering Warrants electronically in “street name,” you must direct your broker or other nominee to deliver your Offering Warrants to the Depositary Agent via book-entry transfer.

Method of Delivery

For purposes of the Offer to Exercise, any financial institution that is a participant in DTC’s system may, upon instruction from a holder of Offering Warrants, cause such Offering Warrants to be exercised for cash by delivering on behalf of the holder thereof, before the Expiration Date (i) to DTC, book-entry warrant certificate(s) evidencing the Offering Warrants to be exercised for cash in connection with the Offer to Exercise, (ii) an election to purchase, properly completed and executed by the holder’s broker or other nominee having an account with DTC, properly delivered to DTC in accordance with DTC’s procedures, or an agent’s message, and (iii) a payment in the amount equal to $1.10 per Offering Warrant multiplied by the number of Offering Warrants the holder elects to exercise, which payment will be made through the nominee who holds such Offering Warrants to be exercised, to the Depositary Agent.

PLEASE DO NOT SEND ELECTIONS TO PARTICIPATE AND EXERCISE OFFERING WARRANTS TO US. YOU SHOULD SEND ELECTIONS TO PARTICIPATE AND EXERCISE OFFERING WARRANTS ONLY TO THE DEPOSITARY AGENT, AT ITS OFFICE AS INDICATED IN THE ELECTION TO PARTICIPATE AND EXERCISE OFFERING WARRANTS. THE DEPOSITARY AGENT OR THE COMPANY CAN ANSWER YOUR QUESTIONS REGARDING HOW TO TENDER YOUR OFFERING WARRANTS.

Guarantee of Signature

No signature guarantee is required if either:

(a)

the Election to Participate and Exercise Offering Warrants is signed by the registered holder of the Offering Warrants exactly as the name of the registered holder appears in the book-entry notation representing the Offering Warrants that were tendered with the Election to Participate and Exercise Offering Warrants and the shares of Common Stock are to be issued in the name of the registered holder of the Offering Warrants; or

(b)

the Offering Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on the Election to Participate and Exercise Offering Warrants.

Determination of Validity of Tender of Offering Warrants

All questions as to the number of Offering Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise pursuant to the Offer to Exercise of any Offering Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all exercises of Offering Warrants it determines not to be in proper form or to reject those Offering Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the exercise of any particular Offering Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including the instructions contained in the Election to Participate and Exercise Offering Warrants) will be final and binding on all parties, subject to the judgments of any court with jurisdiction over the Company.

No exercise of Offering Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with exercises must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in exercises and none of them will incur any liability for failure to give any such notice.

SECTION 8. MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES

If you properly tender (and do not validly withdraw) your Offering Warrants and the other Acceptance and Exercise Deliveries on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your cash payment of the exercise price and your other Acceptance and Exercise Deliveries and direct Continental Stock Transfer & Trust Company, as the Depositary Agent and our warrant and transfer agent, to issue and deliver to you the number of shares of Common Stock issuable under your Offering Warrant promptly following the Expiration Date at the temporarily reduced cash exercise price of $1.10 per Offering Warrant.

SECTION 9. WITHDRAWAL RIGHTS

If you change your mind and do not want to participate in the Offer to Exercise, you may withdraw your participation in the Offer to Exercise or direct your broker or other nominee to withdraw your participation in the Offer to Exercise on your behalf. In order to rescind previously tendered Offering Warrants, prior to the Expiration Date, your broker or other nominee may rescind the instruction previously transmitted through the book-entry transfer system, or you or your broker or other nominee may submit a Notice of Withdrawal to the Depositary Agent by first-class mail delivery to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004, or by hand delivery or overnight courier to Continental Stock Transfer & Trust Company, Attn: Corporate Action, 1 State Street, 30th Floor, New York, New York 10004. Such withdrawal by you or your broker or other nominee must be properly completed and received by the Depositary Agent on or prior to the Expiration Date, provided that you or your broker or other nominee may also make such withdrawal after July 10, 2024, which is the 40th business day from commencement of the Offer to Exercise, if your Offering Warrants and other Acceptance and Exercise Deliveries have not been accepted by us prior to that date. If you properly and timely withdraw your exercise, we will promptly: (i) return your Offering Warrants, through return of your book-entry transfer to the account associated with your Election to Participate and Exercise Offering Warrants, and (ii) return the cash paid by you, or on your behalf, to exercise your Offering Warrant to the account associated with your Election to Participate and Exercise Offering Warrants, without interest thereon or deduction therefrom.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Notice of Withdrawal will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the right to reject any or all Notices of Withdrawal that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any defect or irregularity in the Notice of Withdrawal, and the Company’s interpretation of the terms of the Notice of withdrawal will be final and binding on all parties, subject to the judgments of any courts.

No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with any Notice of Withdrawal must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in any Notice of Withdrawal, and no person will incur any liability for failure to give any such notice.

SECTION 10. REGISTRATION OF THE EXERCISE OF THE OFFERING WARRANTS

The Registration Statements that, as supplemented by the applicable Supplement, collectively cover the offering of the shares upon exercise of Offering Warrants at the reduced cash exercise price of $1.10 per Offering Warrant are effective. Accordingly, the Registration Statements, each as supplemented by the applicable Supplement, reflect the terms of the offering Warrants as modified by this Offer to Exercise. The shares of Common Stock underlying the Offering Warrants may not be sold, nor may offers to buy or exercise be accepted, except pursuant to such effective Registration Statements. Such securities may only be offered by means of the applicable Prospectus included in such Registration Statements, each as supplemented by the applicable Supplement, copies of which may be obtained (when available) free of charge at www.sec.gov or by contacting the Information Agent at (212) 434-0035 (Banks and Brokers); (866) 342-4883 (Call Toll-Free); or ampx@dfking.com. The Prospectuses, each as supplemented by the applicable Supplement, contain important information about the Offering Warrants, as modified in the manner described in the Offer to Exercise, and the securities underlying such Offering Warrants. The continuing effectiveness of the Registration Statements, each as supplemented by the applicable Supplement, is a condition to the Offer to Exercise.

SECTION 11. TRADING MARKET AND PRICE RANGE OF PUBLIC WARRANTS AND COMMON STOCK

The Common Stock and Public Warrants have been listed on the NYSE since September 15, 2022 under the symbols “AMPX” and “AMPX.W,” respectively. The Private Warrants are not publicly traded. The following table shows the high and low sale prices per share of our Common Stock and Public Warrants on the NYSE for the periods indicated:

	Common Stock		Public Warrants
	High	Low	High	Low
Third Quarter 2022 (since September 15, 2022)	$26.01	$5.64	$0.64	$0.27
Fourth Quarter 2022	$12.55	$6.00	$0.76	$0.16
First Quarter 2023	$9.06	$4.15	$0.57	$0.26
Second Quarter 2023	$10.63	$7.15	$0.80	$0.38
Third Quarter 2023	$8.37	$3.28	$0.57	$0.15
Fourth Quarter 2023	$6.02	$2.60	$0.47	$0.13
First Quarter 2024	$5.29	$2.46	$0.45	$0.20
Second Quarter 2024 (through May 8, 2024)	$2.70	$1.56	$0.27	$0.15

SECTION 12. SOURCE AND AMOUNT OF FUNDS

Because this transaction is solely an offer to holders to exercise for cash their outstanding Offering Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Exercise.

SECTION 13. CERTAIN INFORMATION CONCERNING THE COMPANY

We develop, manufacture and market lithium-ion batteries for mobility applications, including the aviation and electric vehicle industries. We have been in commercial battery production since 2018 and our disruptive silicon anode technology is intended to enable batteries with higher energy density, higher power density and fast charging capabilities over a wide range of operating temperatures.

The Company was initially incorporated as Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company, on March 19, 2021, which was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On September 14, 2022, the Company completed a business combination pursuant to the Business Combination Agreement, dated May 11, 2022 (the “Business Combination Agreement”), by and among Kensington Capital Acquisition Corp. IV, Kensington Capital Merger Sub Corp., a wholly owned subsidiary of Kensington Capital Acquisition Corp. IV (“Merger Sub”), and Amprius Technologies Operating, Inc. (“Legacy Amprius”). Pursuant to the terms of the Business Combination Agreement, the Company changed its jurisdiction of incorporation by domesticating as a corporation incorporated under the laws of the State of Delaware, upon which the Company changed its name to “Amprius Technologies, Inc.,” and a business combination between the Company and Legacy Amprius was effected through the merger of Merger Sub with and into Legacy Amprius, with Legacy Amprius surviving as a wholly owned subsidiary of the Company.

Our principal executive offices are located at 1180 Page Avenue, Fremont, California 94538, and our telephone number is (800) 425-8803.

SECTION 14. HISTORICAL FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY

The consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024, and the unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2024 and 2023 included in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended for March 31, 2024 filed with the SEC on May 9, 2024 are each incorporated by reference herein. Please see “Description of the Offer to Exercise — Section 21: Additional Information” below.

Our book value per share as of March 31, 2024 was $0.65, which is the date as of the most recent balance sheet incorporated herein by reference.

SECTION 15. INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND POTENTIALLY AFFILIATED PERSONS IN THE OFFER TO EXERCISE; TRANSACTIONS AND ARRANGEMENTS CONCERING THE COMPANY’S SECURITIES

Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise

To the knowledge of the Company, based on reasonable inquiry, none of our directors, executive officers and other Potentially Affiliated Persons (defined below), and each known associate and majority-owned subsidiary of those persons, beneficially own any Offering Warrants, except for 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, and 4,700,000 Offering Warrants held by Kensington Capital Partners, LLC, which Mr. Mirro is the managing member of, each as of May 8, 2024, which represent 0.4% and 10.3% of the then-outstanding Offering Warrants, respectively. Mr. Mirro has agreed to waive his rights to participate in the Offer to Exercise with respect to the 200,000 Offering Warrants directly held by him. Kensington Capital Partners, LLC will be entitled to participate in the Offer to Exercise on the same terms and conditions as the other holders of Offering Warrants.

As disclosed in our proxy statement filed with the SEC on April 25, 2024, Kensington Capital Partners, LLC beneficially owned approximately 7.5% of our capital stock as of March 31, 2024, which consisted of

(i) 2,067,142 shares of Common Stock, (ii) 4,700,000 shares of Common Stock issuable upon the exercise of Private Warrants, and (iii) 111,000 shares of Common Stock issuable upon the exercise of PIPE Warrants. As of May 8, 2024, the Company had 94,472,655 shares of Common Stock outstanding. Assuming that all of the Offering Warrants, including those held by Kensington Capital Partners, LLC but excluding those directly held by Mr. Mirro, are exercised, the Company’s outstanding shares of Common Stock as of May 8, 2024 would have increased to 139,940,891 shares and Kensington Capital Partners, LLC would beneficially own approximately 4.8% of our outstanding shares of Common Stock.

“Potentially Affiliated Persons” is used herein to refer to the directors and officers of each of the Company and Amprius, Inc., which holds a majority of the Common Stock, and includes Kathleen Ann Bayless, Jonathan Bornstein, Dr. Steven Chu, Dr. Yi Cui, Donald R. Dixon, Mary Gustanski, Dr. Wen Hsieh, Justin Mirro, Alan Salzman, Dr. C. Ionel Stefan, Dr. Kang Sun and Sandra Wallach.

Transactions and Arrangements Concerning the Company’s Securities.

As described above, Justin Mirro, a member of our board of directors, has entered into an agreement with the Company to waive his right to participate in the Offer to Exercise with respect to the Offering Warrants held directly by Mr. Mirro. The waiver does not apply to the Offering Warrants held by Kensington Capital Partners, LLC, of which Mr. Mirro is the managing member.

For a description of other material agreements, arrangements, understandings or relationships between the Company and our directors and executive officers, including employment and change of control agreements, director and executive compensation, retirement benefits and indemnification agreements, please refer to the sections from our proxy statement filed with the SEC on April 25, 2024, which are incorporated by reference herein: “Board of Directors and Corporate Governance—Director Compensation”, “Executive Compensation” and “Related Person Transactions”.

For a description of other agreements, arrangements and understandings related to the Company’s securities, including those in connection with our business combination pursuant to the Business Combination Agreement and our “at the market” offering, please refer to the sections “Related Person Transactions” in our definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2024 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—At Market Issuance Sales Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024, which are each incorporated by reference herein.

SECTION 16. LEGAL MATTERS AND REGULATORY APPROVALS

To the knowledge of the Company, based on reasonable inquiry, we are not aware of any license or regulatory permit material to our business that might be adversely affected by or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for the Offer to Exercise and the issuance of the shares of Common Stock upon the exercise of the Offering Warrants. Our obligations under the Offer to Exercise are subject to the conditions described in “Description of the Offer to Exercise — Section 5: Conditions of the Offer to Exercise” above.

SECTION 17. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain anticipated material U.S. federal income tax consequences that may be applicable to Offering Warrant holders who participate in the Offer to Exercise. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with any portion of this summary.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, or to those Offering Warrant holders who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Offering Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, judicial opinions, administrative rulings, and published positions of the IRS, all of which are subject to change (possibly with retroactive effect).

This discussion assumes that Offering Warrant holders hold the Offering Warrants (and will hold their shares of our Common Stock received upon the exercise of their modified warrants) as capital assets (i.e., generally for investment). In addition, the following discussion does not address the tax consequences of the participation in the Offer to Exercise under foreign, state or local tax laws, or the additional Medicare tax on net investment income. You are urged to consult your tax advisors as to the specific U.S. federal income tax consequences of your participating in the Offer to Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of an Offering Warrant (or a beneficial owner of shares of our Common Stock received upon exercise of the modified warrants), the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Any such partnership, and any partner of any such partnership, should consult such partnership or partner’s own tax advisors about the U.S. federal income tax consequences of participating in the Offer to Exercise.

General Tax Consequences

Anticipated Tax Treatment of Offer to Exercise

Although not free from doubt, the Company intends to take the position that the modification of your Offering Warrants followed by an exercise of the modified Offering Warrants will be treated as an exchange of Offering Warrants for modified warrants, which constitutes a recapitalization within the meaning of Code Section 368(a)(1)(E) for U.S. federal income tax purposes, followed by the subsequent exercise of the modified warrants. If so treated, (i) an Offering Warrant holder who participates in the Offer to Exercise would not recognize any gain or loss as a result of modifying the Offering Warrants, (ii) such holder’s tax basis in the modified warrants will be equal to the holder’s tax basis in the Offering Warrants, and (iii) such holder’s holding period of the modified warrants will include the holder’s holding period of the Offering Warrants.

Other tax consequences are possible. For example, it is possible that the modification of the Offering Warrants may be treated a taxable constructive distribution from the Company as a result of the reduction in the exercise price of the Offering Warrants, because the adjustment increases such holder’s proportionate interest in our assets or earnings and profits, if thereafter there is a distribution of cash or other property to the holders of our Common Stock. Any such constructive distribution would be subject to tax in the same manner as if the holders of the Offering Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

The IRS has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Exercise or of a holder’s participation in the Offer to Exercise, and there is no published guidance directly on point. Because of the lack of authority dealing with transactions similar to the Offer to Exercise, the U.S. federal income tax consequences of the Offer to Exercise are unclear, and alternative characterizations are possible that could require you to immediately recognize income, gain or loss, or may impact your holding period. Therefore, we urge you to consult your tax advisors regarding the tax consequences of the Offer to Exercise to you in your particular circumstances, including the consequences of possible alternative characterizations.

Anticipated Tax Treatment of the Exercise of the Modified Warrants

Upon the exercise of a modified warrant and payment of the modified exercise price in cash, it is anticipated that a holder will not recognize gain or loss and will instead be treated as acquiring shares of our Common Stock as a result of such cash exercise. In such a case, it is anticipated that the holder will have an adjusted tax basis in the Common Stock so acquired equal to the sum of (i) such holder’s adjusted tax basis in the modified warrant immediately prior to such exercise plus (ii) the exercise price paid by such holder for the Common Stock in connection with exercising such modified warrant. The holding period for the Common Stock so acquired would begin on the day of exercise or on the day after the exercise of the modified warrant.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of the Offering Warrants, modified warrants or the Common Stock received upon the exercise of modified warrants for U.S. federal income tax purposes who is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) it is subject to the primary supervision of a U.S. court and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on Common Stock Received upon Exercise of Warrants

After you exercise the modified warrant, it is anticipated that any distributions you receive in respect of our Common Stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our Common Stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate holder currently qualify for a reduced rate of tax if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate holder may be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our Common Stock equal to the difference between (i) the amount of cash and the fair market value of any property received and (ii) your adjusted tax basis in the shares of our Common Stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the Common Stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, Common Stock. Under the Code and applicable Treasury Regulations, a holder of Common Stock may be subject to backup withholding (currently at a rate of 24%) with respect to dividends paid on Common Stock, or the proceeds of a sale, exchange or disposition of Common Stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding (e.g., on an IRS Form W-9 or similar form) and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. You should consult your tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Tax Consequences to Non-U.S. Holders

The following discussion is limited to certain U.S. federal income tax consequences relevant to a non-U.S. holder. For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Offering Warrants or shares of Common Stock acquired upon exercise of the modified warrants, as the case may be, that is neither a U.S. holder (as defined above) nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions on Common Stock Received upon Exercise of Warrants

After you exercise the modified warrant, it is anticipated that any distributions you receive in respect of our Common Stock generally will be treated as a dividend, subject to tax as ordinary income for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section titled “Sale or Other Taxable Disposition of Common Stock.” Because the Company may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts”, dividends paid to a non-U.S. holder of Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders generally will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or Form W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of Common Stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Common Stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder generally will not be subject to backup withholding with respect to distributions on Common Stock the Company makes to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a United States person and such non-U.S. holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or other applicable certification. Information returns generally will be filed with the IRS, however, in connection with any distributions made on Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of Common Stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of Common Stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or Form W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends or gross proceeds from the sale or other disposition of Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our Common Stock, which may be relied upon by taxpayers until final regulations are issued. Non-U.S. holders should consult their tax advisors regarding this legislation.

THE FOREGOING DISCUSSION IS ONLY A GENERAL SUMMARY AND IS NOT A COMPLETE DISCUSSION OF ACTUAL U.S. TAX CONSIDERATIONS THAT MAY BE RELEVANT TO YOU. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR SITUATION AS IT RELATES TO THE TAX CONSEQUENCES OF THE DEEMED EXCHANGE OF OFFERING WARRANTS FOR MODIFIED WARRANTS, THE EXERCISE OF MODIFIED WARRANTS FOR OUR COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

SECTION 18. ACCOUNTING TREATMENT

If all of the outstanding Offering Warrants, except for the 200,000 Offering Warrants directly held by Justin Mirro, a member of our board of directors, that Mr. Mirro has waived his rights to participate in the Offer to Exercise for (please see “Description of the Offer to Exercise — Section 15: Interests of Directors, Executive Officers and Potentially Affiliated Persons in the Offer to Exercise; Transactions and Arrangements Concerning the Company’s Securities” above), are exercised for cash at the temporarily reduced exercise price, the Company’s cash will increase by the net aggregate proceeds from exercise of approximately $50 million and there will be a corresponding increase to shareholders’ equity for the same amount.

In addition, the temporarily reduced cash exercise price of the Offering Warrants is a short-term inducement offer, which under the analogous authoritative guidance of Financial Accounting Standards Board’s Accounting Standard Codification 815-40, Contracts in Entity’s Own Equity, is accounted for as a modification to the contractual terms of the Offering Warrant Agreement, wherein, the incremental fair value of the Offering Warrant resulting from the temporary exercise price modification, if any, would be recognized as equity issuance costs, within additional paid-in-capital, on the Company’s balance sheet, for each Offering Warrant exercised at the temporarily reduced exercise price.

SECTION 19. FEES AND EXPENSES

The Company has retained Continental Stock Transfer & Trust Company to act as Depositary Agent.

The Company has also retained Lincoln International LLC (“Lincoln International”) as a financial advisor to the Company’s board of directors in connection with the Offer to Exercise. Lincoln International will receive a fee of $175,000. In addition, the Company agreed to reimburse certain of Lincoln International’s expenses, and to indemnify Lincoln International against certain liabilities that may arise out of Lincoln International’s engagement. Lincoln International’s advice to the Company’s board of directors regarding pricing considerations related to the Offer to Exercise does not constitute a recommendation to you as to whether or not such you should participate in or accept the Offer to Exercise.

The Company has also retained D.F. King as the Information Agent. The Company expects that the Information Agent will use reasonable commercial efforts to contact holders of the Offering Warrants by mail, telephone, facsimile or other electronic means and communicate the terms and deadlines for participation in the Offer to Exercise. The Information Agent will receive a fee of $18,000, plus $1,000 for each extension of the offer period, if any, plus $5.00 per each inbound and outbound call made or received by the Information Agent regarding the Offer to Exercise. In addition, the Company expects to reimburse the Information Agent for reasonable out-of-pocket expenses, and will be indemnified by the Company against certain claims and expenses that arise out of the performance of their services. The Company also may retain one or more warrant solicitation agents for the Offer to Exercise. If retained, the Company expects that any warrant solicitation agent will use reasonable commercial efforts to contact holders of the Offering Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Exercise. Any warrant solicitation agent may receive a fee equal to a percentage of the cash exercise prices paid by holders of the Offering Warrants who participate in the Offer to Exercise. In addition, the Company expects to reimburse any warrant solicitation agent for its reasonable out-of-pocket expenses and attorney’s fees, up to a set maximum amount. The Company may also agree to indemnify any warrant solicitation agent against certain liabilities in connection with the Offer to Exercise, including certain liabilities under the federal securities laws.

The Company may also use the services of its officers and employees to solicit holders of the Offering Warrants to participate in the Offer to Exercise without additional compensation.

SECTION 20. TRANSFERS

The Public Warrants, but not the Private Warrants, are listed for trading on the NYSE. For holders of record of the Offering Warrants, the Offering Warrant Agreement provides that a holder may transfer the Offering Warrants to a third party upon surrender of such warrant to the warrant agent together with appropriate signatures and instructions for transfer. Any holder of record of an Offering Warrant who desires to effect a transfer should present the Offering Warrant to Continental Stock Transfer & Trust Company in the manner set forth in the Offering Warrant Agreement. If you hold your Offering Warrants electronically in “street name” through a broker or other nominee, please contact your nominee about the procedures for transferring your warrants.

SECTION 21. ADDITIONAL INFORMATION

This Offer to Exercise is part of the Schedule TO that we have filed with the SEC. This Offer to Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Offering Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC, including the applicable Prospectus included in the Registration Statements, each as supplemented by the applicable Supplement, before making a decision on whether to participate in the Offer to Exercise. These include:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024 (our “Annual Report”);

•

the portions of our  Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report, filed with the SEC on April 25, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 16, 2024 and April 1, 2024; and

•	the description of our common stock contained in Exhibit 4.6 to our Annual Report, including any amendments or reports filed for the purpose of updating such description.

The information in the filings listed above is not incorporated herein by reference except to the extent explicitly noted elsewhere in this Offer to Exercise. You can obtain and inspect any of the documents incorporated by reference in this document from the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by contacting the Company at (800) 425-8803 or by writing or telephoning the Information Agent. The Information Agent may be reached at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call: (212) 434-0035

Toll-Free Call: (866) 342-4883

Email: ampx@dfking.com

The board of directors of the Company recognizes that the decision to participate in the Offer to Exercise is an individual one that should be based on a variety of factors. The holders of the Offering Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 13 of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Exercise and the Registration Statements, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

SECTION 22. INFORMATION REQUESTS

Please direct questions or requests for assistance regarding this Offer to Exercise, Election to Participate and Exercise Offering Warrants, and Notice of Withdrawal or other materials, to the Information Agent at the following address:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call: (212) 434-0035

Toll-Free Call: (866) 342-4883

Email: ampx@dfking.com

You may contact Continental Stock Transfer & Trust Company, which is acting as the Company’s Depositary Agent for the Offer to Exercise by first class mail at:

Continental Stock Transfer & Trust Company

Attn: Corporate Action

1 State Street, 30th Floor

New York, New York 10004

Telephone: 800-509-5586

Email: reorg+amprius@continentalstock.com

or by hand delivery or overnight courier to:

Continental Stock Transfer & Trust Company

Attn: Corporate Action

1 State Street, 30th Floor

New York, New York 10004

Telephone: 800-509-5586

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Telephone: (800) 425-8803